                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1995, and the incorporation by reference thereof into the Company's registration statements on Form S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-43483, 33-50643, 33-50645 and 33-64041), Forms S-8 and S-3 (Nos.
2-93087 and 33-22475) and Form S-3 (Nos. 33-53729, 33-65118 and 33-64051).




                 NETHERLAND, SEWELL & ASSOCIATES, INC.


                 By:  /s/ FREDERICK D. SEWELL
                      Frederick D. Sewell
                      President



Houston, Texas
March 20, 1996